UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.    Regulation FD Disclosure.
State Street Corporation, like other bank holding companies with total consolidated assets of $50 billion or more, periodically submits a plan for rapid and orderly resolution in the event of material financial distress or failure--commonly referred to as a resolution plan or a living will--to the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation under Section 165(d) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. State Street submitted its 2015 resolution plan to the Federal Reserve and the FDIC on July 1, 2015.
State Street’s 2015 resolution plan includes a “public section” providing an overview of State Street’s business and its systemic significance, its resolution priorities and strategy, its significant and ongoing efforts to improve resolvability, its material entities, its core business lines and other information required by Rule 165(d) of the Dodd-Frank Act. The Federal Reserve and the FDIC have each announced that they will release the 2015 resolution plan public sections of several large bank holding companies, including State Street, no earlier than July 6, 2015 on their respective websites at www.federalreserve.gov and www.fdic.gov. Following such website postings by the Federal Reserve and the FDIC, State Street expects to post the public section of its 2015 resolution plan on its corporate website at www.statestreet.com/stockholder under the heading “Filings & Reports.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION
(Registrant)

Date: July 6, 2015	By:	/s/ Sean P. Newth
	Name:	Sean P. Newth
	Title:	Senior Vice President, Chief Accounting Officer and Controller